                                                                  Exhibit 3.1

                               FEDERAL IDENTIFICATION  FEDERAL IDENTIFICATION
                               NO. 04-2828817          NO. 04-3567751
                                   ------------------      ------------------

                      THE COMMONWEALTH OF MASSACHUSETTS
                            William Francis Galvin
                        Secretary of the Commonwealth
           One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF * * MERGER
                  (GENERAL LAWS, CHAPTER 156B, SECTION 78)



* / *merger of                            CORE, INC.
                                          -----------------------------------

                                          -----------------------------------
                                          and
                                          -----------------------------------

                                          -----------------------------------
                                          CORE Merger Sub, Inc.
                                          -----------------------------------,

                                           the constituent corporations, into

                                          CORE, Inc.
                                          -----------------------------------,

                                      * / *one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of * / *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The * / *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the * / *merger determined pursuant to the agreement of * / *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing:

3. (FOR A MERGER)
**The following amendments to the Articles of Organization of the SURVIVING corporation have been effected pursuant to the agreement of merger:

The Preferred Stock, no par value, has been eliminated.
The purpose of the surviving corporation is to provide integrated disability management services, employee absence management services, healthcare related review and consulting services and to engage in any lawful business, operation or activity for which corporations may be organized under the Massachusetts Business Corporation Law.


*Delete the inapplicable word.      **If there are no provisions state "None".
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(FOR A CONSOLIDATION)
(a) The purpose of the RESULTING corporation is to engage in the following business activities:

    N/A



(b) State the total number of shares and the par value, if any, of each class of stock which the RESULTING corporation is authorized to issue.

-----------------------------------------------------------------------------------
         WITHOUT PAR VALUE                          WITH PAR VALUE
-----------------------------------------------------------------------------------
  TYPE         NUMBER OF SHARES      TYPE         NUMBER OF SHARES      PAR VALUE
-----------------------------------------------------------------------------------
 Common:              N/A            Common:              N/A
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Preferred:                          Preferred:
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------


**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

   N/A




**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

   N/A




**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

   N/A





** If there are no provisions state "None".

4. The information contained in Item 4 is NOT a PERMANENT part of the Articles of Organization of the * /*surviving corporation.

(a) The street address of the * /*surviving corporation in Massachusetts is:
    (POST OFFICE BOXES ARE NOT ACCEPTABLE)
    88 Black Falcon Avenue, Suite 353, Boston, Massachusetts 02210-2414

(b) The name, residential address, and post office address of each director and officer of the * /*surviving corporation is:


                 NAME                   RESIDENTIAL ADDRESS             POST OFFICE ADDRESS

President:      James T. Fallon         35 Essex Drive                  178 Middle Street
                                        Yarmouth, ME 04096              Portland, ME 04101

Treasurer &
 Clerk:         Bradley J. Timon        2 Birchmont                     18881 Von Karman Avenue
                                        Aliso Viejo, CA 92956           Irvine, CA 92612

Directors:      Robert B. Pollock       66 Leonard St, Apt. 108         One Chase Manhattan Plaza
                                        New York, NY 10013              New York, NY 10005

                Mark A. Andruss         5620 Walnut                     2323 Grand Boulevard
                                        Kansas City, MO 64064           Kansas City, MO 64108-2670

                Drew Desky              415 W. 55th St, Apt. 1D         One Chase Manhattan Plaza
                                        New York, NY 10019              New York, NY 10005


(c) The fiscal year (i.e. tax year) of the * /*surviving corporation shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any, of the
    * /*surviving corporation is:
    Stephen M. Kane, Esq., Rich May, a Professional Corporation
    176 Federal Street, Boston, MA 02110

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of * /*merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.


               /s/ Craig C. Horton                   , *President /*
-----------------------------------------------------

              /s/ Bradley J. Timon                   , *Clerk /*
-----------------------------------------------------

of      CORE, INC.
   --------------------------------------------------------------------------,
                     (NAME OF CONSTITUENT CORPORATION)

             /s/ Drew Desky                          , *President /*
-----------------------------------------------------

            /s/ Donna Graham                         , *Clerk /*
-----------------------------------------------------

of      CORE Merger Sub, Inc.
   --------------------------------------------------------------------------.
                     (NAME OF CONSTITUENT CORPORATION)


* DELETE THE INAPPLICABLE WORDS.

                      THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF *MERGER
                   (GENERAL LAWS, CHAPTER 156B, SECTION 78)


       ====================================================================


       I hereby approve the within Articles of *Merger and, the filing fee in the amount of $________________, having been paid, said articles are deemed to have been filed with me this ___ day of _________, 20__.



      EFFECTIVE DATE: _____________________________________________________





                           WILLIAM FRANCIS GALVIN
                        SECRETARY OF THE COMMONWEALTH





                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:

          Stephen M. Kane, Esq.
       ----------------------------------------------------------------------

          Rich May, a Professional Corporation
       ----------------------------------------------------------------------

          176 Federal Street, Boston, MA 02110
       ----------------------------------------------------------------------

       Telephone:   (617) 556-3827
                 ------------------------------------------------------------